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                                                                    Exhibit 23.2


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Magma Design Automation, Inc. on Form S-8 of our report dated January 8, 2001 relating to the financial statements of Moscape, Inc. as of December 31, 1999 and for the years ended December 31, 1998 and 1999, which report is included in Registration Statement No. 333-60838 of Magma Design Automation, Inc. on Form S-1, filed with the Securities and Exchange Commission (such financial statements of Moscape, Inc. are not presented separately therein).

/s/ DELOITTE & TOUCHE LLP

San Jose, California
November 29, 2001